FOR IMMEDIATE RELEASE

CONTACT: Walter E. Daller Jr., President and CEO

PHONE: 215-256-8851 ext. 2300

RECORD EARNINGS AT

HARLEYSVILLE NATIONAL CORPORATION

HARLEYSVILLE, PA (October 9, 2002)- Harleysville National Corporation (HNC) (Nasdaq:HNBC), today announced record third quarter 2002 earnings of $8,413,000, a 10.4% increase over third quarter 2001 earnings of $7,623,000. Net income for the first nine months of 2002 was $24,604,000, a 15.6% increase over the $21,275,000 for the comparable period in 2001. The company's consolidated total assets were $2,472,052,000 at September 30, 2002, 13.8% above the September 30, 2001, level of $2,172,516,000.

For the quarter ending September 30, 2002, diluted earnings per share of $.43 were 10.3% higher than the $.39 earned during the third quarter of 2001, and basic earnings per share at $.44 were up 10.0% from $.40 in the third quarter of 2001. For the first nine months of 2002, diluted earnings per share of $1.25 were up 15.7% from the $1.08 in the comparable period last year. Basic earnings per share of $1.29 for the first nine months of 2002 were 16.2% higher than the $1.11 year to date September 30, 2001.

"We are extremely pleased with our continued strong financial performance," said Walter E. Daller, Jr., President and CEO, "especially during this very difficult economic cycle when so many companies are being challenged to maintain earnings levels. We are also encouraged with the potential opportunities to obtain loans, deposits and other services as we see other area banks being acquired by larger banking companies. I am also proud to announce that our long record of higher earnings and dividends has moved HNC up four spots to #8 on the "Super 50 Team" in America's Finest Companies," said Daller. America's Finest Companies is a publication by Bill Staton, Chairman of Staton Investment Management in Charlotte, NC, which tracks high performing companies. Only 20 American companies, out of more than 19,000 (one tenth of 1%) that trade publicly, make the "Super 50 Team," achieving the remarkable combined total of at least 50 years of higher earnings and dividends per share.

Net interest income, as of September 30, 2002, on a fully tax-equivalent basis, grew $6,632,000 or 11.2% over the same period in 2001, due to an increase in earning asset volumes. The net interest margin for the nine-month periods ended September 30, 2002, and September 30, 2001, was 4.14%. Average year-to-date earning assets grew $214,902,000, or 11.3% during this period. Contributing to this growth were total average year-to-date loans that grew $80,785,000, or 6.5%. The loan growth was primarily due to increases in both commercial loans and home equity loans, partially offset by lower indirect auto financing and vehicle leases.

Strong third quarter results were also reflected in the company's loan quality. Nonperforming assets, including nonaccrual loans, net assets in foreclosure and loans 90 days or more past due were .30% of total assets at both September 30, 2002 and 2001. As of September 30, 2002, aggregate loans past due 90 days or more and still accruing interest were $1,580,000 compared to $1,926,000 at December 31, 2001, and $714,000 at September 30, 2001. The allowance for loan losses to nonperforming loans was 248.2% at September 30, 2002, compared to 249.2% at September 30, 2001.

During the nine months ending September 30, 2002, other operating income of $17,083,000 increased $1,514,000, or 9.7%, from the same period in 2001. This rise in other operating income is the result of increases in service charges, other income and bank-owned life insurance (BOLI) of $1,115,000, $1,266,000 and $82,000, respectively. Offsetting these gains were reductions in security gains of $730,000 and trust income of $219,000. The rise in other operating income was 19.3%, not inclusive of the securities gains. The third quarter other operating income net of security gains grew 14.7%, compared to the third quarter 2001.

Also during the first nine months of 2002, other operating expenses of $42,694,000 increased $3,245,000 or 8.2% from $39,449,000 for the same period in 2001. The third quarter 2002 other operating expenses decreased $243,000 or 1.8% compared to the third quarter of 2001. The decrease in other operating expenses was the result of a lower required accrual for the off-lease vehicles residual reserve during the third quarter of 2002, compared to the third quarter in 2001.

Providing Real Life Financial Solutions, Harleysville National Corporation (HNC) has assets in excess of $2.4 billion and operates 40 banking offices in 9 counties throughout Eastern Pennsylvania through its three subsidiary banks - Harleysville National Bank and Trust Company, Citizens National Bank and Security National Bank. Investment Management and Trust Services are provided throughout the company by Harleysville National Bank and Trust Company. Harleysville National Corporation's stock is traded in the over-the-counter market under the symbol "HNBC" and commonly quoted under Nasdaq National Market Issues. For more information, go to www.hncbank.com.

This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Company's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the company's filings with the Securities and Exchange Commission.

For the period:		Three Months Ended				Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,
	2002	2002	2002	2001	2001	2002	2001
Interest Income	$ 33,118	$ 33,452	$ 33,689	$ 34,624	$ 35,009	$ 100,259	$ 104,055
Interest Expense	13,439	13,002	13,081	14,857	16,243	39,522	50,079
Net Interest Income	19,679	20,450	20,608	19,767	18,766	60,737	53,976
Provision For Loan Losses	956	1,094	1,351	968	1,353	3,401	2,962
Net Interest Income After
Provision For Loan Losses	18,723	19,356	19,257	18,799	17,413	57,336	51,014

Service Charges	1,846	1,627	1,521	1,592	1,403	4,993	3,878
Security Gains, Net	719	1,243	1,231	706	2,140	3,193	3,923
Trust Income	726	851	744	759	826	2,322	2,541
Bank-Owned Life Insurance Income	631	631	638	653	535	1,900	1,818
Other Income	1,519	1,767	1,389	2,946	1,352	4,675	3,409
Total Other Income	5,441	6,119	5,523	6,656	6,256	17,083	15,569

Salaries, Wages and Employee Benefits	7,550	7,396	7,685	7,023	6,739	22,631	19,644
Occupancy	844	821	1,237	837	792	2,902	2,457
Furniture and Equipment	1,428	1,319	1,288	1,469	1,310	4,034	3,776
Other Expenses	3,679	5,178	4,269	6,265	4,903	13,127	13,572
Total Other Operating Expenses	13,501	14,714	14,479	15,594	13,744	42,694	39,449

Income Before Income Taxes	10,663	10,761	10,301	9,861	9,925	31,725	27,134
Income Tax Expense	2,250	2,383	2,488	2,316	2,302	7,121	5,859
Net Income	$ 8,413	$ 8,378	$ 7,813	$ 7,545	$ 7,623	$ 24,604	$ 21,275

Per Common Share Data:
Weighted Average Common Shares - Diluted	19,687,990	19,653,576	19,690,686	19,634,662	19,629,108	19,715,987	19,682,612
Weighted Average Common Shares - Basic	19,113,519	19,131,175	19,180,591	19,179,700	19,174,146	19,141,516	19,227,650
Net Income Per Share - Diluted	$ 0.43	$ 0.42	$ 0.40	$ 0.38	$ 0.39	$ 1.25	$ 1.08
Net Income Per Share - Basic	$ 0.44	$ 0.44	$ 0.41	$ 0.39	$ 0.40	$ 1.29	$ 1.11
Cash Dividend Per Share	$ 0.171	$ 0.162	$ 0.162	$ 0.181	$ 0.152	$ 0.495	$ 0.438
Book Value	$ 10.93	$ 10.88	$ 10.15	$ 10.20	$ 10.33
Market Value	$ 24.14	$ 25.72	$ 22.18	$ 22.43	$ 20.48

	2002	2002	2002	2001	2001
Asset Quality Data:	3Q	2Q	1Q	4Q	3Q
Nonaccural Loans	$ 5,325	$ 4,888	$ 5,357	$ 6,354	$ 5,446
90 + Days Past Due Loans	1,580	1,005	649	1,926	714
Nonperforming Loans	6,905	5,893	6,006	8,280	6,160
Net Assets In Foreclosure	473	658	459	609	404
Nonperforming Assets	7,378	6,551	6,465	8,889	6,564
Loan Loss Reserve	17,139	16,855	16,125	15,558	15,348
Loan Loss Reserve / Loans	1.28%	1.25%	1.21%	1.18%	1.18%
Loan Loss Reserve / Nonperforming Loans	248.2%	286.0%	268.5%	187.9%	249.2%
Nonperforming Assets / Total Assets	0.30%	0.29%	0.30%	0.40%	0.30%
Net Loan Charge-offs	672	364	784	757	712
Net Loan Charge-offs (annualized) / Average Loans	0.20%	0.11%	0.24%	0.23%	0.22%

	2002	2002	2002	2001	2001	2002	2001
Selected Ratios (annualized):	3Q	2Q	1Q	4Q	3Q	Year-to-date	Year-to-date
Return on Average Assets	1.44%	1.51%	1.43%	1.39%	1.45%	1.46%	1.40%
Return on Average Shareholders' Equity	16.71%	17.38%	16.24%	15.79%	16.58%	16.78%	15.83%
Return on Average Shareholders' Realized Equity*	17.29%	17.54%	16.62%	16.43%	17.05%	17.15%	16.17%
Yield on Earning Assets (FTE)	6.33%	6.70%	6.86%	6.99%	7.37%	6.62%	7.64%
Cost of Interest Bearing Funds	2.92%	2.99%	3.07%	3.49%	3.95%	2.99%	4.24%
Net Interest Margin (FTE)	3.90%	4.22%	4.31%	4.11%	4.10%	4.14%	4.14%
Leverage Ratio	8.61%	8.87%	8.86%	8.71%	8.77%

* Excluding unrealized gain (loss) on investment securities available for sale.

Balance Sheet (Period End):	2002	2002	2002	2001	2001
	3Q	2Q	1Q	4Q	3Q
Assets	$ 2,472,052	$ 2,292,155	$ 2,172,935	$ 2,208,971	$ 2,172,516
Earning Assets	2,318,495	2,149,142	2,042,630	2,068,729	2,047,641
Securities	949,276	788,132	697,720	732,470	714,946
Loans, Net	1,344,199	1,346,288	1,329,071	1,316,609	1,306,002
Other Earning Assets	25,020	14,722	15,839	19,650	26,693
Total Deposits	1,951,199	1,788,711	1,707,431	1,746,862	1,707,708
Non-Interest Bearing Deposits	267,254	256,407	241,285	254,638	233,066
Interest Bearing Checking	251,571	185,455	175,527	169,156	155,086
Money Market	427,006	410,791	404,572	419,890	390,340
Savings	197,122	201,726	192,152	179,284	175,729
Time, under $100,000	534,967	525,893	495,432	489,345	500,259
Time, $100,000 or greater	273,279	208,439	198,463	234,549	253,228
Other Borrowings	255,002	250,169	219,829	215,820	221,028
Federal Home Loan Bank	162,750	162,750	142,750	127,750	127,750
Other Borrowings	92,252	87,419	77,079	88,070	93,278
Shareholders' Equity	208,666	198,153	188,868	189,349	188,753

Balance Sheet (Daily Average):	2002	2002	2002	2001	2001
	3Q	2Q	1Q	4Q	3Q
Assets	$ 2,342,225	$ 2,221,868	$ 2,178,459	$ 2,176,384	$ 2,108,482
Earning Assets	2,213,646	2,096,067	2,052,938	2,059,377	1,991,616
Securities	856,783	707,268	723,902	737,238	675,284
Loans, Net	1,339,041	1,340,543	1,315,458	1,305,607	1,284,780
Other Earning Assets	17,822	48,256	13,578	16,532	31,552
Total Deposits	1,831,087	1,732,297	1,700,516	1,703,490	1,635,750
Non-Interest Bearing Deposits	242,568	235,992	227,122	228,652	227,632
Interest Bearing Checking	203,621	180,305	167,710	159,376	157,345
Money Market	408,673	411,330	411,415	397,341	374,750
Savings	201,034	196,945	185,242	175,534	172,854
Time, under $100,000	533,923	507,885	487,131	494,542	477,250
Time, $100,000 or greater	241,268	199,840	221,896	248,045	225,919
Other Borrowings	253,855	242,938	228,578	226,499	235,547
Federal Home Loan Bank	162,750	159,179	138,750	127,750	131,989
Other Borrowings	91,105	83,759	89,828	98,749	103,558
Shareholders' Equity	201,402	192,786	192,407	191,124	183,891